Exhibit 99.9

COMMUNITY STOCK ORDER FORM
ORDERS PLACED ON COMMUNITY ORDER FORMS WILL BE CONSIDERED ORDERS PLACED BY NEW SUBSCRIBERS AND, AS SUCH, WILL BE SUBORDINATE TO ALL ORDERS PLACED ON SUPPLEMENTAL ORDER FORMS BY PREVIOUS SUBSCRIBERS IN THE SUBSCRIPTION OFFERING.

Community Offering Stock Order Form
Capitol Federal Savings Bank	DEADLINE
Stock Information Center 700 South Kansas Avenue Topeka, Kansas 66603 877-518-0123	for Stock Order Forms: __th day of ______, 2010 4:00 p.m., Central Time (received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price × $10.00 =	(2) Total Payment Due	Minimum number of shares: 25 shares ($250) Maximum number of shares: 7,992,500 shares ($79,925,000) Maximum number of shares for associates or group: 7,992,500 shares ($79,925,000) See Instructions.
$

(3) Employee/Officer/Director Information
☐ Check here if you are an employee, officer or director of Capitol Federal Savings Bank or a member of such person’s immediate family living in the same household.
(4) Method of Payment by Check	Total Check Amount	$
Enclosed is a check, bank draft or money order payable to Capitol Federal Financial, Inc. in the amount indicated here.				•

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Capitol Federal Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Capitol Federal Savings Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s)		$ Withdrawal Amount
		$		•
		$		•
(6) Purchaser Information
Community Offering:
☐ a.	Check here if you are a community member (Indicate county of residence in #9 below).
☐ b.	Check here if you were a stockholder of Capitol Federal Financial on July 2, 2010.

(7) Form of Stock Ownership & SS# or Tax ID#			SS#/Tax ID#	Æ
☐ Individual ☐ Joint Tenants	☐ Tenants in Common	☐ Fiduciary (i.e., trust, estate)
☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only)	☐ Company/Corporation/ Partnership	☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#	Æ
(8) Stock Registration & Address
Name:
Name Continued:
Mail to- Street:
City:		State:	Zip Code:
(9) Telephone Daytime/Evening	( ) —	( ) —		County of Residence:
(10) Associates/Acting in Concert -

☐    Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares or are current owners of existing shares of Capitol Federal Financial.

(11) Acknowledgement - To be effective, this community stock order form must be properly completed and physically received (not postmarked) by Capitol Federal Financial, Inc. no later than 4:00 p.m., Central Time, on ________ __, 2010, unless extended; otherwise this community stock order form will be void. The undersigned agrees that after receipt by Capitol Federal Financial, Inc., this community stock order form may not be modified, withdrawn or canceled without Capitol Federal Financial, Inc.’s consent and if authorization to withdraw from deposit accounts at Capitol Federal Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this community stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this community stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of Capitol Federal Savings Bank MHC described in the prospectus and the prospectus supplement .

By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.	Bank Use

Signature Date	Signature Date
Æ	Æ

Item (10) Associates/Acting in Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or your associates and list the number of shares of Capitol Federal Financial currently owned by you or your associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered	Name(s) of existing stockholders	Number of shares owned

Associate - The term “associate” of a particular person means:
(1) a corporation or organization other than Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank or a majority-owned subsidiary of Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;
(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and
(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:
(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or
(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.
We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY CAPITOL FEDERAL SAVINGS BANK MHC, CAPITOL FEDERAL FINANCIAL, CAPITOL FEDERAL FINANCIAL, INC., CAPITOL FEDERAL SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Consumer Response Center at (800) 842-6929.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Capitol Federal Financial, Inc. (the “Company”), which will become the holding company for Capitol Federal Savings Bank, I  received a prospectus of the Company dated July 9, 2010 relating to such offer of common stock and a Prospectus Supplement dated ______ __, 2010. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page 19, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business

1.
The United States economy remains weak and unemployment levels are high. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

2.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
3.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
4.	Changes in interest rates could have an adverse impact on our results of operations and financial condition.
5.	Our strategies to modify our interest rate risk profile may be difficult to implement.
6.	We may have unanticipated credit risk in our investment and mortgage-backed securities portfolio.
7.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.
8.	Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.
9.	Strong competition may limit growth and profitability.

Risks Related to the Offering

1.	We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
2.	The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
3.	You may not revoke your decision to purchase Capitol Federal Financial, Inc. common stock in the subscription or community offering after you send us your subscription.
4.	Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock.
5.	The ownership interest of management and employees could enable insiders to make more difficult a merger that may provide stockholders a premium for their shares.
6.	The implementation of the stock-based incentive plan may dilute your ownership interest.
7.
Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.

8.	The contribution to the charitable foundation will adversely affect net income.
9.	Various factors may make takeover attempts more difficult to achieve.
10.	There will be a decrease in stockholders’ rights for existing stockholders of CFF.

The prospectus supplement , dated ______ __, 2010, describes an additional risk factor in the Additional Risk Factor section on page __. It includes, but is not limited to, the following:

1. Passage of Dodd-Frank Wall Street Reform and Consumer Protection Act will increase our operational and compliance costs.

(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934).

▲   DETACH HERE   ▲

DEADLINE

4:00 P.M. Central Time, ___ day, _________, 2010

Your Stock Order Form must be received (not postmarked)
by the Capitol Federal Savings Bank Stock Information
Center by the above deadline.

Stock Order Forms
WILL NOT be accepted at Branch Offices

Capitol Federal Savings Bank
Stock Information Center
700 South Kansas Avenue
Topeka, KS 66603

877-518-0123
(Monday thru Friday, 10:00 a.m. to 4:00 p.m.)

▲   DETACH HERE   ▲

SUPPLEMENTAL STOCK ORDER FORM
CONTACT THE STOCK INFORMATION CENTER IF YOU WISH TO REGISTER YOUR SHARES IN A DIFFERENT TITLE THAN INDICATED IN THE BOX BELOW
ORIGINAL ORDER

Supplemental Stock Order Form
	Capitol Federal Savings Bank	DEADLINE
	Stock Information Center 700 South Kansas Avenue Topeka, Kansas 66603 877-518-0123	for Stock Order Forms: __th day of ______, 2010 4:00 p.m., Central Time (received not postmarked)
IMPORTANT: A properly completed original supplemental stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted.

(1) Number of Shares	Subscription Price × $10.00 =	(2) Total Payment Due	Minimum number of shares: 25 shares ($250) Maximum number of shares: 7,992,500 shares ($79,925,000) Maximum number of shares for associates or group: 7,992,500 shares ($79,925,000) See Instructions.
$

(3) Employee/Officer/Director Information
☐ Check here if you are an employee, officer or director of Capitol Federal Savings Bank or a member of such person’s immediate family living in the same household.
(4) Method of Payment by Check	Total Check Amount	$
Enclosed is a check, bank draft or money order payable to Capitol Federal Financial, Inc. in the amount indicated here.				•

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Capitol Federal Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Capitol Federal Savings Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s)		$ Withdrawal Amount
		$		•
		$		•
(6) Registration
Registration will be as indicated above:
The stock registration for this stock order form will be in the same registration as submitted on your original stock order form (see above). You may not change the form of stock ownership.
Different title(s) previously submitted:

If separate original stock order forms were previously submitted for stock to be registered in separate titles, a separate supplemental order form must be submitted for each order. A separate mailing was sent for each different title. Contact the Stock Information Center promptly if you do not receive the separate supplemental stock order form for the different title.

Change in registration of shares:

You must acquire and complete an additional stock order form if you wish to subscribe for common stock in registration(s) that differ from your original order(s). Contact the Stock Information Center promptly to receive an additional Community Stock Order Form. Orders placed on Community Order Forms will be considered orders placed by new subscribers and, as such, will be subordinate to all orders placed on Supplemental Stock Order Forms by previous subscribers in the subscription offering.

(7) Form of Stock Ownership
Registration will be as indicated above:
The stock for this Supplemental Stock Order Form will be registered in the stock registration requested on your original stock order form.
(8) Mailing address
Mail to different address than above address: Fill in address below ONLY if you want your shares mailed to a different address than above.
Mail to- Street:
City:		State:	Zip Code:
(9) Telephone Daytime/Evening	( ) —	( ) —		County of Residence:
(10) Associates/Acting in Concert -

☐ Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares or are current owners of existing shares of Capitol Federal Financial.

(11) Acknowledgement - To be effective, this supplemental stock order form must be properly completed and physically received (not postmarked) by Capitol Federal Financial, Inc. no later than 4:00 p.m., Central Time, on ________ __, 2010, unless extended; otherwise this supplemental stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Capitol Federal Financial, Inc., this supplemental stock order form may not be modified, withdrawn or canceled without Capitol Federal Financial, Inc.’s consent and if authorization to withdraw from deposit accounts at Capitol Federal Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the information previously submitted regarding my Social Security or Tax ID Number is true, correct and complete and that I am not subject to back-up withholding. It is understood that this information previously submitted regarding my supplemental stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of Capitol Federal Savings Bank MHC described in the prospectus and the prospectus supplement.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Capitol Federal Savings Bank, Capitol Federal Savings Bank MHC, Capitol Federal Financial and Capitol Federal Financial, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

                                   By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.
Bank Use

Signature Date	Signature Date
Æ	Æ

Item (10) Associates/Acting in Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or your associates and list the number of shares of Capitol Federal Financial currently owned by you or your associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered	Name(s) of existing stockholders	Number of shares owned

Associate - The term “associate” of a particular person means:
(1) a corporation or organization other than Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank or a majority-owned subsidiary of Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;
(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and
(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Capitol Federal Savings Bank MHC, Capitol Federal Financial or Capitol Federal Savings Bank or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:
(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or
(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.
We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY CAPITOL FEDERAL SAVINGS BANK MHC, CAPITOL FEDERAL FINANCIAL, CAPITOL FEDERAL FINANCIAL, INC., CAPITOL FEDERAL SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Consumer Response Center at (800) 842-6929.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Capitol Federal Financial, Inc. (the “Company”), which will become the holding company for Capitol Federal Savings Bank, I previously received a prospectus of the Company dated July 9, 2010 relating to such offer of common stock and received the enclosed prospectus supplement dated ______ __, 2010. Additional copies of the prospectus dated July 9, 2010 are available by calling the Stock Information Center. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page 19, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business

1.
The United States economy remains weak and unemployment levels are high. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

2.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
3.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
4.	Changes in interest rates could have an adverse impact on our results of operations and financial condition.
5.	Our strategies to modify our interest rate risk profile may be difficult to implement.
6.	We may have unanticipated credit risk in our investment and mortgage-backed securities portfolio.
7.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.
8.	Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.
9.	Strong competition may limit growth and profitability.

Risks Related to the Offering

1.	We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
2.	The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
3.	You may not revoke your decision to purchase Capitol Federal Financial, Inc. common stock in the subscription or community offering after you send us your subscription.
4.	Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock.
5.	The ownership interest of management and employees could enable insiders to make more difficult a merger that may provide stockholders a premium for their shares.
6.	The implementation of the stock-based incentive plan may dilute your ownership interest.
7.
Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.

8.	The contribution to the charitable foundation will adversely affect net income.
9.	Various factors may make takeover attempts more difficult to achieve.
10.	There will be a decrease in stockholders’ rights for existing stockholders of CFF.

The prospectus supplement, dated ______ __, 2010, describes an additional risk factor in the Additional Risk Factor section on page __. It includes, but is not limited to, the following:

1. Passage of Dodd-Frank Wall Street Reform and Consumer Protection Act will increase our operational and compliance costs.

(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934).

▲   DETACH HERE   ▲

Your original stock order form is no longer effective.
If you wish to purchase stock during this offering
you must submit a new order form.

DEADLINE

4:00 P.M. Central Time, ___ day, _________, 2010

Your Stock Order Form must be received (not postmarked)
by the Capitol Federal Savings Bank Stock Information
Center by the above deadline.

Supplemental Stock Order Forms
WILL NOT be accepted at Branch Offices

Capitol Federal Savings Bank
Stock Information Center
700 South Kansas Avenue
Topeka, KS 66603

877-518-0123
(Monday thru Friday, 10:00 a.m. to 4:00 p.m.)

▲   DETACH HERE   ▲